Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

Southern Community Financial Corporation CEO Adopts Selling Plan

Winston-Salem, NC, May 8, 2007 - Southern Community Financial Corporation announced today that its Chairman and CEO, F. Scott Bauer, has adopted a selling plan pursuant to Rule 10b5-1 of the Securities Exchange Act. The intent of the selling plan is to facilitate the exercise of certain options that are due to expire, to repay debt incurred to exercise options in 2006, and to pay taxes due on the option exercises.

Southern Community Financial Corporation is headquartered in Winston-Salem, North Carolina and is the holding company of Southern Community Bank and Trust, a community bank, with twenty-two banking offices throughout North Carolina.

Southern Community Financial Corporation’s common stock and trust preferred securities are listed on The Nasdaq Global Select Market under the trading symbols SCMF and SCMFO, respectively. Additional information about Southern Community is available on its website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.

Contact: F. Scott Bauer, Chairman and CEO
(336) 768-8500